E*TRADE Securities, Inc.

                     No Transaction Fee Mutual Fund Offering

                      RETAIL SHAREHOLDER SERVICES AGREEMENT


            This Agreement is made as of February 3, 1999, between E*TRADE Securities, Inc. ("E*TRADE Securities"), a Delaware corporation, E*TRADE Funds, a Delaware business trust registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company (the "Fund"), and E*TRADE Asset Management, Inc. ("Fund Affiliate"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, and which serves as investment adviser to the Fund pursuant to an agreement dated February 3, 1999 (Fund and Fund Affiliate are collectively referred to as "Fund Parties").

            WHEREAS,  Fund Parties wish to engage E*TRADE  Securities to perform
certain  record-keeping,   shareholder  communication,   and  other  shareholder
administrative services for Fund's shareholders; and

            WHEREAS, E*TRADE Securities agrees to perform such services on the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, E*TRADE Securities and Fund Parties agree as follows:

1.          SERVICES

            E*TRADE Securities shall perform such services for Fund Parties as are designated in Schedule A to this Agreement ("Services"), as such Schedule A may from time to time be amended, such amendments to be evidenced by the signature thereto by a duly authorized representative of each of the Parties.

2.          COMPENSATION

            In consideration for the Services rendered by E*TRADE Securities pursuant to this Agreement, the Fund Affiliate shall pay a fee to E*TRADE Securities as shall be calculated pursuant to Schedule B to this Agreement.

3.          TRANSACTION CHARGES

            E*TRADE Securities shall not assess any of Fund shareholders or prospective shareholders any fee for executing any purchase or sale order where such order involves the securities of the Fund. Notwithstanding this provision, E*TRADE Securities shall have the right to assess customers a fee that is payable to the Fund where E*TRADE Securities provides the customer with a service that is not contemplated by this Agreement.


4.          INDEMNIFICATION

      (a) Fund Parties severally agree to indemnify, defend and hold harmless E*TRADE Securities, its officers, directors, employees, agents, and affiliates from and against (i) any and all claims, demands, liabilities and expenses, including legal expenses, which E*TRADE Securities, its officers, directors, employees, agents, and affiliates may incur arising out of or based upon any untrue statement, or alleged untrue statement, of material fact contained in any registration statement, prospectus, statement of additional information, sales material, or other information provided by the Fund, or based upon any omission, or alleged omission, to state a material fact required to be stated to make the statements contained therein not misleading, except to the extent that E*TRADE Securities has itself produced such materials; (ii) any breach by either Fund or Fund Affiliate of any representation, warranty or provision contained herein, or
(iii) any willful misconduct or gross negligence by Fund or Fund Affiliate in the performance of, or failure to perform, its respective obligations under this Agreement, except to the extent that such claims, liabilities or expenses are caused by E*TRADE Securities' breach of this Agreement or willful misconduct or gross negligence in the performance, or failure to perform, their respective obligations under this Agreement. This section 4(a) shall survive termination of this Agreement.

      (b) E*TRADE Securities agrees to indemnify, defend and hold harmless Fund Parties, their officers, directors, employees, agents, and affiliates from and against any and all claims, demands, liabilities and expenses, including legal expenses, which Fund Parties, their officers, directors, employees, agents, and affiliates may incur arising out of or based upon (i) any untrue statement, or alleged untrue statement, of material fact contained in any advertising or sales literature prepared by E*TRADE Securities without reliance upon information provided by either Fund Parties or an unaffiliated mutual fund rating or statistical information agency; (ii) any breach by E*TRADE Securities of any representation, warranty or provision contained herein, or (iii) any willful misconduct or gross negligence by E*TRADE Securities in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that such claims, liabilities or expenses are caused by Fund Parties' breach of this Agreement or willful misconduct or gross negligence in the performance, or failure to perform, their respective obligations under this Agreement. This section 4(b) shall survive termination of this Agreement.

No party hereto shall be liable for any special, consequential or incidental damages.

5.          ROLE OF E*TRADE SECURITIES

            The parties acknowledge and agree that the Services performed by E*TRADE Securities pursuant to this Agreement are not the services of an underwriter or principal underwriter of the Fund within the meaning of the 1940 Act or the Securities Act of 1933, as amended. This Agreement does not grant E*TRADE Securities any right to purchase shares from the Fund; neither does it preclude E*TRADE Securities' ability to purchase shares from the Fund. E*TRADE Securities shall not be deemed to be an agent of Fund Parties or of the Fund for the purposes of selling the Fund's shares to any dealer or the public. To the extent that E*TRADE Securities is involved in the purchase of shares of any Fund by E*TRADE Securities' customers, such involvement will be as agent of such customer only.

6.          INFORMATION TO BE PROVIDED

            Fund Parties shall provide to E*TRADE Securities prior to the effectiveness of this Agreement or as soon thereafter as is reasonably practicable:

      (a) Certified resolutions of the board of directors or board of trustees, as applicable, of Fund Parties authorizing the execution of this Agreement and the performance by the Fund Party pursuant to this Agreement; and

      (b) Two (2) written copies of each current prospectus and statement of additional information relating to any of Fund's shares which may be purchased by customers of E*TRADE Securities. Fund Parties agree to submit to E*TRADE Securities two (2) written copies of any amendment or supplement to or any updated version of such prospectus(es) and statement(s) of additional information no later than the effective date of such amendment, supplement or updated version.

7.          TERMINATION OF AGREEMENT

            This Agreement is terminable, without penalty, at any time upon ninety (90) days' notice by E*TRADE Securities to Fund and Fund Affiliate or by Fund and Fund Affiliate to E*TRADE Securities. Termination of this Agreement shall terminate E*TRADE Securities' obligations to perform the Services, as of the effective date of the termination, and shall terminate Fund Parties' obligations to pay any compensation hereunder, as of the effective date of the termination. Notwithstanding any provision herein to the contrary, Fund Parties' obligations pursuant to this Agreement shall not be terminated with respect to any transactions in Fund's shares commenced prior to the effective date of the termination of this Agreement.

8.          NOTICES

            Notices and other communications will be duly given if mailed, telegraphed, or transmitted by similar telecommunications device to addresses designated on Schedule C hereto.

9.          NON-EXCLUSIVITY

            Each Party to this Agreement may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the Parties.

10.         JURISDICTION AND NON-ASSIGNABILITY

            This Agreement will be construed in accordance with the laws of the State of California and is non-assignable by the parties hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

11.         FUND PORTFOLIOS AND CLASSES

            The portfolios, series and classes of shares of Fund to which this Agreement shall apply are designated in Schedule C hereto.

12.         EXHIBITS AND SCHEDULES

            Schedules A, B and C, which are attached hereto, are each a part of and is incorporated by reference into this Agreement. This Agreement shall not be deemed to be complete absent such Schedules A, B or C.

13.         ENTIRE AGREEMENT; SEVERABILITY

            Each Party  recognizes  the existence of an  Underwriting  Agreement between E*TRADE Securities and the Fund dated February 3, 1999, a Clearing Agreement between E*TRADE Securities and NSCC, dated January 27, 1999 ("Fund/SERV Agreement"), and a Supplemental Agreement Regarding Networking dated _____ (collectively, the "Other Agreements"). To the extent of any inconsistency or conflict between the provisions of this Agreement and any provision of the Other Agreements, such provision of the Other Agreements shall govern, and the provision of this Agreement shall be null and void. Except as specified in this
Section 13, however, this Agreement shall supersede any existing agreements between the parties containing general terms and conditions for retail shareholder services. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the un-enforceability of any such other provision or agreement.

14.         REPRESENTATIONS OF THE PARTIES

            Each Party represents and warrants to each other Party that (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the person signing this Agreement on its behalf is duly authorized to do so, (iii) it has obtained all authorizations of any governmental body required in connection with this Agreement and such authorizations are in full force and effect and (iv) the execution, delivery and performance of this Agreement will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

15.         COUNTERPARTS

            This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

            In witness whereof, each Party has executed this Agreement by a duly authorized representative of such Party.

 ----------------------------       ---------------------------
E*TRADE Funds                       E*TRADE Asset Management, Inc.


By:  ________________________       By:  _______________________

Name: ______________________        Name:  _____________________

Title:  ______________________      Title:  ______________________

Date:  ______________________       Date:  ______________________


                  By:____________________________
                       E*TRADE Securities, Inc.

                                   SCHEDULE A

                                    Services


      1.    RECORD MAINTENANCE

            E*TRADE Securities shall maintain the following records with respect to a Fund for each customer who holds Fund shares in an E*TRADE Securities brokerage account:

            a.    Number of shares;
            b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
            c. Name and address of the customer, including zip codes and social security numbers or taxpayer identification numbers;
            d. Records of distributions and dividend payments; e. Any transfers of shares; and f. Overall control records.

      2.    SHAREHOLDER COMMUNICATIONS

            E*TRADE Securities shall:

            a. Provide to an approved shareholder mailing agent for the purpose of providing certain Fund-related materials the names and contact information of all E*TRADE Securities customers who hold shares of such Fund in their E*TRADE Securities brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Fund/SERV Agreement. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Fund/SERV Agreement, E*TRADE Securities may distribute the Fund-related materials to its customers.

            b. Deliver current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

            c. Deliver statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

            d. Produce and provide to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in E*TRADE Securities brokerage accounts;
            e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

      3.    TRANSACTIONAL SERVICES

            E*TRADE Securities shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers. E*TRADE Securities shall also communicate, as to shares of each Fund, mergers, splits and other reorganization activities.

      4.    TAX INFORMATION RETURNS AND REPORTS

            E*TRADE Securities shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

      5.    FUND COMMUNICATIONS

            E*TRADE Securities shall, on a monthly basis and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement. Such summaries shall be expressed in both shares and dollar amounts.

                                   SCHEDULE B

                               Calculation of Fee

The Fee shall be calculated by multiplying the Daily Value of Qualifying Shares by the appropriate Fee Rate (indicated below). The Fee shall be paid monthly in arrears.

The Daily Value of Qualifying Shares is the aggregate daily value of all shares of the Fund held in E*TRADE Securities brokerage accounts, subject to the following exclusions. There shall be excluded from the shares: (i) shares as to which a brokerage customer paid E*TRADE Securities a transaction fee upon the purchase of such shares; (ii) shares held in an E*TRADE Securities brokerage account prior to the effective date of this Agreement as to the Fund; and, (iii) shares first held in an E*TRADE Securities brokerage account after the termination of this Agreement as to the Fund.

The Fee Rate is determined based on the aggregate value of the Qualifying Shares of all Funds listed on Schedule C, as amended from time to time, as of the prior review date. The review dates are December 31, and June 30. The Fee Rate is effective from the next business day following the review date up to and including the next review date. The Fee Rates are as follows:

      Up to and including $750 million                 1 basis point

      Over $750 million and up to
      And including $1.5 billion                       1  basis point

      Over $1.5 billion                                1 basis point

Note: The rate scale is not intended to produce a "blended rate." Rather, once a threshold is reached, the rate applicable to the total amount of assets will be used for all assets.

For purposes of this exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error results in a higher Fee to E*TRADE Securities or is corrected and the corrected net asset value per share is reported to E*TRADE Securities before 5 o'clock p.m., Palo Alto time, on the first business day after the day to which the error relates.

As soon as is possible after the end of the month, E*TRADE Securities shall provide to the Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, E*TRADE Securities' records shall govern unless an error can be shown in the number of shares used in such calculation.

Fund Affiliate shall pay E*TRADE Securities the Fee within thirty (30) days after the Fund Parties receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250.00. Such wire transfers shall be separate from wire transfers of redemption proceeds or other distributions. Amounts less than $250.00 may be paid, at Fund Affiliate's discretion, by check.

                                   Schedule C

                           Fund Portfolios and Classes


Fund Name/Class:                          Cusip/Ticker Symbol:

E*TRADE S&P 500 Index Fund                269244109
---------------------------------         -------------------------
---------------------------------         -------------------------
---------------------------------         -------------------------
---------------------------------         -------------------------

Asterisk indicates that Fund is a "No-Load" or "No-Sales Charge" Fund as defined in Section 26 of the NASD's Rules of Fair Practice.

 ----------------------------       ---------------------------
E*TRADE Funds                       E*TRADE Asset Management, Inc.
2400 Geng Road                      2400 Geng Road
Palo Alto, CA 94303                 Palo Alto, CA 94303


By:  ________________________       By:  _______________________

Name: ______________________        Name:  _____________________

Title:  ______________________      Title:  ______________________

Date:  ______________________       Date:  ______________________


                  By:____________________________
                       E*TRADE Securities, Inc.

                  Date:  ______________________